UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 9, 2004

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 9.  Regulation FD Disclosure

LabOne to Break Ground for New Cincinnati Laboratory

LabOne, Inc. (Nasdaq: LABS), announced that Ohio Governor Bob Taft and Cincinnati Mayor Charles Luken will join LabOne Chairman, President and CEO W. Thomas Grant II as speakers at the groundbreaking for the company's future laboratory in Cincinnati. At 2:30 p.m. Eastern, June 15, 2004, LabOne clients, employees, and community and business leaders will join the speakers for the event at the site of the company's future 136,000 square foot laboratory. LabOne has signed an agreement to acquire 25.05 acres in the Techsolve Business Park located in Bond Hill near Seymour Avenue and Paddock Road.

LabOne selected Anderson MacAdam Architects, Inc. (AMAI), Kansas City, as the lead architect for the project. AMAI brings significant experience to the project, including the design of LabOne's current headquarters in the Greater Kansas City area. AMAI will work with a number of local specialists, including ATA/Bielharz Architects, Cincinnati. Duke Construction will build the facility to house the Cincinnati operations of LabOne. The companies anticipate that the project will be complete in the second quarter 2005. Grubb & Ellis|West Shell Commercial coordinated the site selection and tax incentive services for LabOne in Cincinnati.

The Cincinnati City Planning Commission approved LabOne's concept plan for development of the site on June 4. LabOne plans to close on the purchase of the land on June 14. The agreement is subject to satisfactory completion of certain conditions.

In early 2004, LabOne purchased the laboratory operations of The Health Alliance of Greater Cincinnati, creating LabAlliance, Inc., a subsidiary of LabOne.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: June 10, 2004	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer